EXHIBIT 99.906CERT

Rule 30a-2(b) CERTIFICATIONS

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of ING Clarion Global Real Estate Income Fund (the Trust), do hereby certify, to such officer’s knowledge, that:

(1)	the Trust’s report on Form N-CSR for the period ended June 30, 2004 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: August 27, 2004

By:	/s/ T. Ritson Ferguson
	Name:	T. Ritson Ferguson
	Title:	President and Chief Executive Officer

Dated: August 26, 2004

By:	/s/ Peter Zappulla
	Name:	Peter Zappulla
	Title:	Treasurer and Chief Financial Officer